Registration No. 333-155976

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-6558834
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Newton Place

255 Washington Street

Newton, Massachusetts 02458-1634

(617) 332-3990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Popeo

Treasurer and Chief Financial Officer

CommonWealth REIT

Two Newton Place

255 Washington Street

Newton, Massachusetts 02458-1634

(617) 332-3990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alexander A. Notopoulos, Jr., Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION

OF

2,153,941 COMMON SHARES OF BENEFICIAL INTEREST

OF

CommonWealth REIT

On November 26, 2008, CommonWealth REIT (formerly known as HRPT Properties Trust), referred to herein as the Company, filed an immediately effective Registration Statement on Form S-3 (Registration No. 333-155976), or the Registration Statement, for resales of up to 2,153,941 common shares of beneficial interest, par value $.01 per share, of the Company, or the Common Shares.  The Company is filing this Post-Effective Amendment No. 1 pursuant to the Company’s undertaking in Part II, Item 17 of the Registration Statement, to deregister all 2,153,941 Common Shares (currently 538,485.25 Common Shares giving effect to the reverse stock split that resulted in a one for four combination of the Company’s Common Shares effective July 1, 2010) registered pursuant to the Registration Statement, or such lesser portion that have not been sold or transferred pursuant to the Registration Statement as of the date this Post-Effective Amendment No. 1 is filed.  The contractual obligations between the Company and the selling shareholder requiring that the Registration Statement remain effective have expired by their terms.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, as of the 10th day of February, 2011.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by, or on behalf of, the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Adam D. Portnoy	President and Trustee	February 10, 2011
Adam D. Portnoy

	/s/ John C. Popeo	Treasurer and Chief Financial Officer	February 10, 2011
	John C. Popeo	(principal financial officer and principal accounting officer)

	*	Trustee	February 10, 2011
Patrick F. Donelan

	*	Trustee	February 10, 2011
William A. Lamkin

	*	Trustee	February 10, 2011
Barry M. Portnoy

	*	Trustee	February 10, 2011
Frederick N. Zeytoonjian

*By	/s/ John C. Popeo	Attorney-in-fact pursuant to the power of attorney previously provided in the Registration Statement	February 10, 2011
John C. Popeo

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